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Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement of Acusphere, Inc. and subsidiaries on Form S-3 of our report dated March 14, 2005 appearing in the Annual Report on Form 10-K of Acusphere, Inc. and subsidiaries for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 4, 2005

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Consent of Independent Registered Public Accounting Firm